Exhibit 99.1

FOR IMMEDIATE RELEASE

May 17, 2018

Strategic Storage Trust II, Inc. Reports 2018 First Quarter Results

LADERA RANCH, CA – May 17, 2018 – Strategic Storage Trust II, Inc. (“SST II”) announced strong increases in total revenues, same-store revenues, net operating income (“NOI”), and annualized rent per occupied square foot as part of its overall operating results for the three months ended March 31, 2018.

“Our first quarter same-store growth continues to be strong, following the re-branding of our properties in the United States under the SmartStop® Self Storage brand,” said H. Michael Schwartz, chairman and chief executive officer of SST II. “The increase in the first quarter of 2018 was primarily driven by an increase in rental rates, which demonstrates the institutional quality of the portfolio in conjunction with a solid property management team and platform.”

First Quarter 2018 Highlights:

•	Increased total revenue by approximately $2.2 million, or 12%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 7.9% and 13.9%, respectively, compared to the same period in 2017.
•	Increased same-store annualized rent per occupied square foot by approximately 12.8%, when compared to the same period in 2017, from $13.86 to $15.64.
•	Increased modified funds from operations by approximately $1.6 million, or 45%, when compared to the same period in 2017.

Potential Acquisitions

Joint Venture with SmartCentres

In March of 2018, a subsidiary of SST II was assigned a contribution agreement with a subsidiary of SmartCentres Real Estate Investment Trust (“SmartCentres”), an unaffiliated third party, for a tract of land owned by SmartCentres and located in East York, Ontario in Canada. Upon closing, the land in East York will be owned by a limited partnership, in which SST II and SmartCentres, both through respective subsidiaries, will each be a 50% limited partner and each have an equal ranking general partner in the limited partnership (the “Limited Partnership”). It is intended that the Limited Partnership develops a self storage facility on the land. At closing, SST II will subscribe for 50% of the units in the Limited Partnership at an agreed upon subscription price of approximately $3.8 million CAD, representing a contribution equivalent to 50% of the agreed upon fair market value of the land. SST II expects the acquisition of the land in East York to close in the third quarter of 2018 after the land has been zoned so as to permit the self storage facility.

Quarterly Distributions

On March 19, 2018, SST II’s board of directors declared a distribution rate for the second quarter of 2018 of approximately $0.001644 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders of record of such shares as shown on SST II’s books at the close of business on each day during the period, commencing on April 1, 2018 and continuing on each day thereafter through and including June 30, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month.

Subsequent Events

Updated NAV

On April 19, 2018, the board of directors of SST II, upon recommendation of its nominating and corporate governance committee, approved an estimated value per share of its common stock of $10.65 (a 4.2% increase from our previous estimated value per share of $10.22) for its Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of December 31, 2017. See SST II’s Current Report on Form 8-K filed with the SEC on April 20, 2018 for a description of the methodologies and assumptions used to determine, and the limitations of, the estimated value per share.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2018 (Unaudited)	December 31, 2017
ASSETS
Real estate facilities:
Land	$271,356,612	$272,313,395
Buildings	511,753,796	514,648,107
Site improvements	42,637,296	42,717,975
	825,747,704	829,679,477
Accumulated depreciation	(39,541,014)	(34,686,973)
	786,206,690	794,992,504
Construction in process	92,447	92,519
Real estate facilities, net	786,299,137	795,085,023
Cash and cash equivalents	5,122,092	7,355,422
Restricted cash	4,933,113	4,512,990
Other assets, net	7,534,239	5,563,600
Debt issuance costs, net of accumulated amortization	624,803	836,202
Intangible assets, net of accumulated amortization	2,897,058	4,144,601
Total assets	$807,410,442	$817,497,838
LIABILITIES AND EQUITY
Debt, net	$392,049,437	$396,792,902
Accounts payable and accrued liabilities	7,794,092	7,451,849
Due to affiliates	2,933,255	2,965,904
Distributions payable	2,869,687	2,852,100
Total liabilities	405,646,471	410,062,755
Commitments and contingencies
Redeemable common stock	27,341,428	24,497,059
Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 49,653,836 and 49,386,092 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	49,654	49,386
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,399,104 and 7,350,142 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	7,400	7,351
Additional paid-in capital	496,300,885	496,287,890
Distributions	(68,799,918)	(60,561,504)
Accumulated deficit	(59,302,979)	(58,641,776)
Accumulated other comprehensive income	1,820,322	1,369,208
Total Strategic Storage Trust II, Inc. equity	370,075,364	378,510,555
Noncontrolling interests in our Operating Partnership	4,347,179	4,427,469
Total equity	374,422,543	382,938,024
Total liabilities and equity	$807,410,442	$817,497,838

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Self storage rental revenue	$19,432,415	$17,612,186
Ancillary operating revenue	434,042	95,360
Total revenues	19,866,457	17,707,546
Operating expenses:
Property operating expenses	5,946,103	5,937,345
Property operating expenses – affiliates	2,556,377	2,358,997
General and administrative	1,202,934	995,913
Depreciation	5,066,544	4,774,432
Intangible amortization expense	1,180,502	3,714,656
Acquisition expenses—affiliates	8,305	212,577
Other property acquisition expenses	49,351	265,763
Total operating expenses	16,010,116	18,259,683
Operating income (loss)	3,856,341	(552,137)
Other income (expense):
Interest expense	(4,362,065)	(3,564,304)
Interest expense—accretion of fair market value of secured debt	114,360	8,634
Interest expense—debt issuance costs	(319,383)	(1,029,326)
Other	43,700	(84,347)
Net loss	(667,047)	(5,221,480)
Net loss attributable to the noncontrolling interests in our Operating Partnership	5,844	30,366
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(661,203)	$(5,191,114)
Net loss per Class A share – basic and diluted	$(0.01)	$(0.09)
Net loss per Class T share – basic and diluted	$(0.01)	$(0.09)
Weighted average Class A shares outstanding – basic and diluted	49,501,089	48,261,978
Weighted average Class T shares outstanding – basic and diluted	7,375,319	7,139,168

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net loss (attributable to common stockholders)	$(661,203)	$(5,191,114)
Add:
Depreciation	5,003,587	4,740,246
Amortization of intangible assets	1,180,502	3,714,656
Deduct:
Adjustment for noncontrolling interests	(54,240)	(53,631)
FFO (attributable to common stockholders)	5,468,646	3,210,157
Other Adjustments:
Acquisition expenses(1)	57,656	478,340
Accretion of fair market value of secured debt(2)	(114,360)	(8,634)
Foreign currency and interest rate derivative gains, net(3)	(91,055)	—
Adjustment for noncontrolling interests	1,508	(1,239)
MFFO (attributable to common stockholders)	$5,322,395	$3,678,624

SST II’s results of operations for the three months ended March 31, 2018 and 2017 were significantly impacted by a favorable increase in same-store net operating income and their acquisitions.

(1)

In evaluating investments in real estate, SST II differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding any expensed acquisition related expenses, SST II believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of SST II’s properties. Acquisition fees and expenses include payments to SST II’s advisor and third parties. Acquisition related expenses that do not meet SST II’s capitalization policy under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SST II, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from MFFO because SST II believes MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SST II’s normal operations. SST II is responsible for managing interest rate risk and does rely on another party to manage such risk.

(3)

This represents the mark-to-market adjustment for SST II’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings. These derivative contracts are intended to manage SST II’s exposure to interest rate and foreign currency risk.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SST II’s operating results:

•	Debt issuance costs of approximately $0.3 million and $1.0 million, respectively, were recognized for the three months ended March 31, 2018 and 2017.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SST II’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2017 excluding Oakville I, which completed development during the second quarter of 2016) for the three months ended March 31, 2018 and 2017. SST II considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue (1)	$17,821,818	$16,524,326	7.9%	$2,044,639	$1,183,220	N/M	$19,866,457	$17,707,546	12.2%
Property operating expenses (2)	6,166,286	6,290,794	(2.0)%	969,063	717,978	N/M	7,135,349	7,008,772	1.8%
Operating income	$11,655,532	$10,233,532	13.9%	$1,075,576	$465,242	N/M	$12,731,108	$10,698,774	19.0%
Number of facilities	76	76		7	7		83	83
Rentable square feet (3)	5,433,400	5,433,400		596,200	596,200		6,029,600	6,029,600
Average physical occupancy (4)	88.7%	92.1%		N/M	N/M		88.5%	90.1%
Annualized rent per occupied square foot (5)	$15.64	$13.86		N/M	N/M		$15.70	$13.67

N/M Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 540,000 square feet as of March 31, 2018 and 2017. On a same-store basis, for the same periods, parking represented approximately 530,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized rental revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SST II has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SST II’s increase in same-store revenue of approximately $1.3 million was primarily the result of increased annualized rent per occupied square foot of approximately 12.8%, net of decreased average physical occupancy of 3.4% for the three months ended March 31, 2018 over the three months ended March 31, 2017.

SST II’s same-store property operating expenses decreased by approximately $0.1 million for the three months ended March 31, 2018 compared to the three months ended March 31, 2017 primarily due to a decrease in repairs and maintenance and payroll expenses.

The following table presents a reconciliation of net loss to net operating income as presented on SST II’s consolidated statements of operations for the periods indicated:

	For the Three Months Ended March 31,
	2018	2017
Net loss	$(667,047)	$(5,221,480)
Adjusted to exclude:
Asset management fees (1)	1,367,131	1,287,570
General and administrative	1,202,934	995,913
Depreciation	5,066,544	4,774,432
Intangible amortization expense	1,180,502	3,714,656
Acquisition expenses—affiliates	8,305	212,577
Other property acquisition expenses	49,351	265,763
Interest expense	4,362,065	3,564,304
Interest expense—accretion of fair market value of secured debt	(114,360)	(8,634)
Interest expense—debt issuance costs	319,383	1,029,326
Other	(43,700)	84,347
Operating income	$12,731,108	$10,698,774

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST II defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, costs incurred in connection with the property management change, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST II believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST II believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SST II’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SST II believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SST II’s net income (loss) as determined under GAAP.

SST II defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SST II’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SST II believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SST II believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SST II intends to have a relatively limited term of operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SST II has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SST II believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of SST II’s performance to investors and to management, and when compared year over year, reflects the impact on SST II’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SST II’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses. Prior to January 1, 2018, when SST II adopted new accounting guidance, such costs were entirely expensed as operating expenses under GAAP. Subsequent to January 1, 2018, certain of such costs continue to be expensed. SST II believes these fees and expenses do not affect SST II’s overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenditures associated with that process, is a key feature of SST II’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SST II believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. SST II has used the proceeds raised in our Offering, including our DRP Offering, to acquire properties, and expects to begin the process of achieving a liquidity event (i.e., listing of their shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of their assets, or another similar transaction) within three to five years after the completion of their Primary Offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, they do not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of SST II’s board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which SST II believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SST II does not ultimately engage in a liquidity event. SST II believes that, because MFFO excludes any acquisition fees and expenses that affect their operations only in periods in which properties are acquired and that they considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of their operating performance after the period in which they are acquiring their properties and once their portfolio is in place. By providing MFFO, they believe they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance after their primary offering has been completed and their properties have been acquired. SST II also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, they believe MFFO is useful in comparing the sustainability of their operating performance after their primary offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SST II’s operating performance after their primary offering has been completed and properties have been acquired, as it excludes any acquisition fees and expenses that have a negative effect on SST II’s operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

SST II’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SST II excludes acquisition related expenses, the amortization of fair value adjustments related to debt, mark to market adjustments recorded in net income related to their derivatives, and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to SST II for the periods presented. Acquisition fees and expenses are paid in cash by SST II, and they have not set aside or put into escrow any specific amount of proceeds from their offering to be used to fund acquisition fees and expenses. SST II does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurrence of acquisition fees and expenses. Acquisition fees and expenses include payments to SST II’s Advisor and third parties. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SST II, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SST II is not able to raise additional proceeds from their DRP offering or other offerings, this could result in them paying acquisition fees or reimbursing acquisition expenses due to their Advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SST II views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SST II uses MFFO and the adjustments used to calculate it in order to evaluate their performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SST II does not continue to operate in this manner. SST II believes that their use of MFFO and the adjustments used to calculate it allows them to present their performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SST II’s offering and other financing sources and not from operations. By excluding any expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to their current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SST II believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund SST II’s cash needs including their ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SST II uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SST II would have to adjust their calculation and characterization of FFO or MFFO.

About Strategic Storage Trust II, Inc. (“SST II”):

SST II is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio currently consists of 83 self storage facilities located in 14 states and Ontario, Canada, comprising approximately 51,300 self storage units and approximately 6.0 million net rentable square feet of storage space.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.5 billion of real estate assets under management, including 115 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 73,000 units and 8.4 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: SST II, Strategic Storage Growth Trust, Inc., and Strategic Storage Trust IV, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.